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                                                                     Exhibit 5.1


                                 July 19, 1999


Bank J. Vontobel & Co A G
U.S. Bancorp Piper Jaffray Inc.

     As Representatives of the several
     U.S. Underwriters and Vontobel Securities Ltd.
     c/o Bank J. Vontobel & Co AG
     Bahnhofstrasse 3
     8022 Zurich
     Switzerland

          Re:  BIOMARIN PHARMACEUTICAL INC.
               ----------------------------

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 7(a)(iv) of the Underwriting Agreement dated July __, 1999 (the "Underwriting Agreement") among BioMarin Pharmaceutical Inc., a Delaware corporation (the "Company"), and Bank
J. Vontobel & Co A G and U.S. Bancorp Piper Jaffray Inc. as Representatives of the several U.S. Underwriters named in Schedule 1 thereto and Vontobel Securities Ltd. We have acted as counsel for the Company in connection with the Underwriting Agreement and the preparation and filing of the Company's Registration Statement on Form S-1 (No. 333-77701) filed with the Securities and Exchange Commission (the "Commission") on May 4, 1997 and Amendments No. 1, 2 and 3 thereto filed with the Commission on June 14, 1999, July 6, 1999 and July 19, 1999 respectively (these amendments, collectively, with the Registration Statement, the "Registration Statement"). Capitalized terms used herein shall have the same meaning given to them in the Underwriting Agreement unless otherwise defined herein.

     We are licensed to practice law only in the State of California. Accordingly, the opinions expressed herein are limited in all respects to existing laws of the State of California, the General Corporation Law of the State of Delaware and applicable federal laws. We have made no inquiry into, and express no opinion as to, any U.S. federal or state statute, rule or regulation relating to any patent, copyright, trademark or trade name matter, the statutes, rules, regulations, treaties or common laws of
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any other nation, state or jurisdiction, or the effect on the transactions contemplated by the Underwriting Agreement of non-compliance under any such statutes, rules, regulations, treaties or common laws. We have assumed that the laws of any state or jurisdiction other than California (except the General Corporation Law of the State of Delaware) applicable to the opinions rendered herein are identical to the laws of the State of California. This paragraph does not in any way limit the statements made in the second to last paragraph of this letter.

     As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion, and we have examined, among other things, originals, certified copies or copies otherwise identified to us as being true copies of the originals, of the following:

     (a) The Certificate of Incorporation of the Company filed with the Delaware Secretary of State on October 25, 1996, the Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 6, 1997, the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 22, 1999, and the Certificate of Correction filed with the Delaware Secretary of State on April 21, 1999.

     (b) The Bylaws of the Company adopted April 18, 1997, as amended on April 22, 1999.

     (c) Resolutions adopted by the Board of Directors of the Company on April 22, 1999 and resolutions adopted by the Pricing Committee of the Board of Directors of the Company on July __, 1999 with respect to the transactions covered by this opinion.

     (d) The Registration Statement on Form S-1 (Registration No. 333-77701), filed by the Company under the Securities Act with the Commission on May 4, 1999, and Amendments No. 1, 2, and 3 thereto filed with the Commission on June 14, 1999, July 6, 1999 and July 19, 1999 (said Registration Statement in the form in which it became effective (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A of the Rules and Regulations) and the Prospectus in the form filed with the Commission on July __, 1999, pursuant to Rule 424(b)(4) under the Securities Act being hereinafter referred to as the "Prospectus.")

     (e) Telephonic confirmation of the Commission fixing the effective date of the Registration Statement as ____ p.m., Eastern Time, July __, 1999.

     (f)  Specimen certificates for shares of the Company's Common Stock.

     (g)  Executed copies of the Underwriting Agreement.
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     (h)  The letters dated July __, 1999 and July __, 1999 of Arthur Andersen
L.L.P. addressed and delivered to you pursuant to the Underwriting Agreement.

     (i) The officers' certificate dated the date of this opinion delivered to you pursuant to the Underwriting Agreement.

     (j) The secretary's certificate dated the date of this opinion delivered to you.

     (k) The certificates of certain state authorities and filing officers, copies of which are being delivered to you on the date hereof.

     (l) The certificate of the Company's transfer agent delivered to you on the date hereof.

     (m) The cross-receipt delivered by you and the Company to each other on the date hereof.

     (n)  The other documents delivered on the Closing Date.

     In addition, we have obtained from public officials and from officers of the Company such other certificates, and we have examined such other corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this opinion. We have also relied as to certain matters upon conversations between attorneys or agents of this firm and public officials.

     In rendering this opinion, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents (other than the signatures of the Company's officers and directors with respect to the Underwriting Agreement and the Registration Statement) where due execution and delivery are a prerequisite to the effectiveness thereof. In addition, in rendering our opinion, we have relied on the truthfulness of the representations and warranties as to factual matters, but not legal conclusions, made by the Company and you in the Underwriting Agreement and pursuant thereto. We have also relied upon the truthfulness of representations as to factual matters, but not legal conclusions, made to us in certain certificates delivered by the Company to us.

     As used in this opinion, the expressions "to our knowledge," "known to us," "of which we are aware" and similar phrases with reference to matters of fact mean that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, such expressions and similar phrases with reference to matters of fact refer to the current actual knowledge of the attorneys of this firm who have worked
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on matters for the Company in connection with the Registration Statement, the
Underwriting Agreement and the transactions contemplated by the Underwriting Agreement. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

     (b) We express no opinion as to limitations imposed by general principles of equity, regardless of whether such limitations are considered in a proceeding in law or at equity.

     (c) We express no opinion as to the provisions of the Underwriting Agreement relating to indemnification or contribution for liabilities arising under the Securities Act, which may be unenforceable under applicable law.

     Based upon, and subject to the foregoing, we are of the opinion that:

     (i) Each of the Company and Glyko, Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and Glyko, Inc. has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and Glyko, Inc., taken as a whole.

     (ii) The capital stock of the Company confirms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The securities to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. Except as otherwise stated in the
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Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to us to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and Prospectus, to the best of our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

     (iii) All the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the best of our knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To the best of our knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from any shares of the capital stock of the Company or any subsidiary of the Company.

     (iv) The Registration Statement has become effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best of our knowledge, contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

     (v) The statements (A) in the Prospectus: (i) relating to the agreements and joint venture with Genzyme; (ii) relating to the convertible promissory notes issued by the Company; (iii) under the captions "Risk Factors--Anti-takeover provisions in out charter documents and under Delaware law any make an acquisition of us, which may be beneficial to our stockholders, more difficult;" "Shares eligible for future sale: the sale of a substantial number of shares of common stock could cause the market price of our common stock to decline;" "Business--Corporate Collaborations;" "Business-Legal Proceedings;" "Management--1998 Director Option Plan;" "Management--Employment Agreements;" "Management--Employee Benefit Plans;" "Certain Transactions;" "Description of Capital Stock;" "Shares Eligible for Future Sale;" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are fair summaries of such legal matters, documents or proceedings. To the best of our knowledge, no contracts or documents required to be included as exhibits to the Registration Statement that are not included as required.
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     (vi)   The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to us to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or bylaws, or any order or decree known to us of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the 1933 Act or state or foreign securities laws.

     (vii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws.

     (viii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

     While we have not independently verified the accuracy or completeness of the Registration Statement, we have no reason to believe that the Registration Statement (except the financial statements and schedules and other financial and statistical data contained therein and derived from the Company's financial statements or financial records, as to which we express no opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except the financial statements and schedules and other financial and statistical data contained therein and derived from the Company's financial statements or financial records, as to which we express no opinion or belief) as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
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     This opinion is furnished by us as counsel for the Company to you and is solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation